EXHIBIT 5.1

April 8, 2020

Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
This opinion letter is furnished to you in connection with the Registration Statement on Form S-1, including a related prospectus filed therewith (the “Prospectus”), filed on April 8, 2020 (the “Registration Statement”) by Energy Focus, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 5,403,752 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consists of: (i) 1,721,023 shares of Common Stock issuable upon the conversion of shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), previously issued to certain of the Selling Stockholders (the “Conversion Shares”), and (ii) 3,682,729 shares of Common Stock issuable upon exercise of outstanding warrants to purchase shares of Common Stock issued by the Company to certain of the Selling Stockholders, of which (a) 3,441,803 shares of Common Stock (the “Private Placement Warrant Shares”) are issuable upon the exercise of warrants (the “Private Placement Warrants”) issued pursuant to the securities purchase agreement, dated January 9, 2020, by and among the Company and certain accredited investors party thereto (the “Securities Purchase Agreement”) and (b) 240,926 shares of Common Stock (the “Placement Agent Warrant Shares”; and together with the Private Placement Warrant Shares, the “Warrant Shares”) are issuable upon the exercise of warrants (the “Placement Agent Warrants”; and together with the Private Placement Warrants, the “Warrants”) issued pursuant to the engagement letter agreement between the Company and H.C. Wainwright & Co., LLC, dated as of January 8, 2020 (the “HCW Engagement Letter”). The Conversion Shares and the Warrant Shares, collectively, are referred to herein as the “Shares”.
As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation:

(i)	the Certificate of Incorporation of the Company, as amended, as certified as of January 9, 2020, by the Secretary of State of the State of Delaware and as subsequently amended on January 15, 2020;

(ii)
the Certificate of Designation of Series A Convertible Preferred Stock of the Company as initially filed with the Secretary of State of the State of Delaware on March 29, 2019, as amended on May 30, 2019 and as further amended on January 15, 2020 (as amended, the “Series A Certificate of Designation”);

(iii)	the Bylaws, as amended, of the Company as presently in effect, as certified by the Secretary of the Company as of the date hereof;

(iv)	the Note Purchase Agreement, dated March 29, 2019, between the Company and the investors named therein (the “Note Purchase Agreement”), including the form of Note attached as Exhibit B thereto;

(v)	the Amended and Restated Convertible Promissory Notes, dated March 29, 2019 issued pursuant to the Note Purchase Agreement;

(vi)	the HCW Engagement Letter;

(vii)	the Securities Purchase Agreement;

(viii)	a certificate of the Secretary of the Company with respect to the approval of certain resolutions by the board of directors of the Company or a committee thereof;

(ix)
a certificate, dated as of April 8, 2020, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”);

(x)	the Prospectus; and

(xi)	the Registration Statement.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification, (i) the genuineness of all signatures on all agreements, instruments, corporate records certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that all agreements, instruments and other documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms, and that no such agreements, instruments or documents submitted to us has been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.

As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon the representations of each party made in each of the Securities Purchase Agreement, the Note Purchase Agreement and the other documents and certificates delivered in connection therewith, certificates or comparable documents of officers, directors and representatives of the Company and certificates and records of public officials.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the issuance of:

(i)
the Conversion Shares have been duly authorized by the Company and, upon issuance and delivery in the manner contemplated by the Registration Statement, the Prospectus and the Series A Certificate of Designation, will be validly issued, fully paid and nonassessable;

(ii)
the Private Placement Warrant Shares have been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Private Placement Warrants, will be validly issued, fully paid and nonassessable; and

(iii)
the Placement Agent Warrant Shares have been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.
This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Yours very truly,
/s/ Paul Hastings LLP